Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements presented below are based on, and should be read together with, the historical information of Hi-Tech Pharmacal Co., Inc (“Hi-Tech”)and certain assets of E. Clairborne Robins Company, Inc. d/b/a ECR Pharmaceuticals (“ECR”). The unaudited pro forma condensed consolidated balance sheet as of January 31, 2009 gives effect to the acquisition as if it had occurred on January 31, 2009 and combines the historical balance sheets of Hi-Tech Pharmacal and ECR as of January 31, 2009. The unaudited pro forma condensed consolidated statements of operations for the year ended April 30, 2008 and for the nine months ended January 31, 2009 are presented as if the acquisition of ECR had occurred on May 1, 2007, and combines the historical results of Hi-Tech Pharmacal Co., Inc. and ECR for the year ended April 30, 2008 and for the nine months ended January 31,2009. The historical financial information is adjusted to give effect to pro forma events that (i) are directly attributable to the acquisition, (ii) are factually supportable and (iii) with respect to the statements of operations, must be expected to have a continuing impact on combined results.

The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” whereby the cost to acquire ECR was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on the final purchase price and analyses of fair values of identifiable tangible and intangible assets, and liabilities, and estimates of the useful lives of tangible and intangible assets, which will be completed after Hi-Tech Pharmacal Co., Inc. completes its valuation and assessment process using all available data. The final purchase price allocation will be performed using estimated fair values as of the date of the acquisition. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements and Hi-Tech’s future results of operations and financial position.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of potential cost savings, or any related integration costs. Although Hi-Tech believes that certain cost savings may result from the acquisition, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. As a result, the actual financial condition and results of operations of Hi-Tech following the acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Hi-Tech’s financial condition or results of operations following the acquisition.

Hi-Tech Pharmacal Co., Inc.

Unaudited Pro Forma Consolidated Balance Sheet

January 31, 2009

	Hi-Tech (unaudited)	ECR (unaudited)	Pro Forma Adjustments			Pro Forma Total (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	21,499,000	2,807,000	(4,007,000)	(a	)	20,299,000
Investments in marketable securities	—					—
Accounts receivable, less allowance	22,563,000	1,445,000				24,008,000
Inventories	19,086,000	1,265,000				20,351,000
Prepaid taxes	2,526,000					2,526,000
Deferred Taxes	3,939,000					3,939,000
Prepaid expenses and other receivables	3,167,000	146,000				3,313,000

TOTAL CURRENT ASSETS	72,780,000	5,663,000				74,436,000

Property and equipment - net	18,131,000	96,000				18,227,000
Other assets	413,000					413,000
Investment in Neuro HiTech	198,000					198,000
Intangible Assets	9,317,000	11,000	3,804,000	(a	)	13,132,000
Marketable securities - available for sale	—					—

TOTAL ASSETS	100,839,000	5,770,000				106,406,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Taxes Payable	4,845,000					4,845,000
Accounts payable	6,034,000	456,000				6,490,000
Accrued expenses	8,829,000	973,000				9,802,000
Current portion long term debt	176,000		4,138,000	(a	)	4,314,000

TOTAL CURRENT LIABILITIES	19,884,000	1,429,000				25,451,000

Long-term debt	277,000					277,000
Deferred taxes	448,000					448,000
Other Liabilities		558,000	(558,000)	(a	)	—

TOTAL LIABILITIES	20,609,000	1,987,000				26,176,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS EQUITY
Preferred stock
Common stock	136,000	100,000	(100,000)	(a	)	136,000
Additional paid-in capital	56,946,000	25,061,000	(25,061,000)	(a	)	56,946,000
Retained earnings (deficit)	46,182,000	(21,378,000)	21,378,000	(a	)	46,182,000
Accumulated other comprehensive income:	(34,000)					(34,000)
Treasury stock	(23,000,000)					(23,000,000)

TOTAL STOCKHOLDERS EQUITY	80,230,000	3,783,000				80,230,000

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	100,839,000	5,770,000				106,406,000

Hi-Tech Pharmacal Co., Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended January 31, 2009

	Hi-Tech (unaudited)	ECR (unaudited)	Acquisition Adjustments			Pro Forma Total 1/31/2009
Net sales	70,336,000	10,073,000				80,409,000
Cost of goods sold	38,570,000	2,520,000				41,090,000

Gross profit	31,766,000	7,553,000				39,319,000

Selling, general, administrative expenses	22,659,000	5,980,000	285,000	(d	)	28,924,000
Research & product development costs	5,479,000	79,000				5,558,000
Contract research (income)	(273,000)					(273,000)
Interest expense	29,000					29,000
Interest (income) and other	(4,234,000)	(17,000)	17,000	(b	)	(4,234,000)

Total	23,660,000	6,042,000				30,004,000

INCOME BEFORE INCOME TAXES	8,106,000	1,511,000				9,315,000
Provision for income taxes	3,411,000	20,000	481,000	(c	)	3,912,000

Net income	4,695,000	1,491,000				5,403,000

Basic net earnings per common share	$0.41					$0.48

Diluted net earnings per common share	$0.40					$0.46

Weighted average common shares outstanding - basic	11,328,000					11,328,000
Effect of potential common shares	432,000					432,000

Weighted average common shares outstanding - diluted	11,760,000					11,760,000

Hi-Tech Pharmacal Co., Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended April 30, 2008

	Hi-Tech 4/30/2008	ECR 4/30/2008	Pro Forma Adjustments			Pro Forma Total 4/30/2008
Net sales	$62,017,000	$12,002,000				$74,019,000
Cost of goods sold	40,505,000	3,090,000				43,595,000

Gross profit	21,512,000	8,912,000				30,424,000

Selling, general, administrative expenses	22,625,000	7,756,000	380,000	(d	)	30,761,000
Research & product development costs	6,208,000	66,000				6,274,000
Contract research (income)	—					—
Interest expense	27,000					27,000
Interest (income) and other	(480,000)	(2,118,000)	2,118,000	(b	)	(480,000)
Restructuring		(87,952,000)	87,952,000	(e	)	—

Total	28,380,000	(82,248,000)				36,582,000

(LOSS) INCOME BEFORE INCOME TAXES	(6,868,000)	91,160,000	(90,070,000)			(6,158,000)
Provision for income taxes	(1,770,000)	177,000	6,000	(c	)	(1,587,000)

Net (loss) income	$(5,098,000)	$90,983,000				$(4,571,000)

Basic net loss per common share	$(0.45)					$(0.40)

Diluted net loss per common share	$(0.45)					$(0.40)

Weighted average common shares outstanding - basic	11,353,000					11,353,000
Effect of potential common shares	—					—

Weighted average common shares outstanding - diluted	11,353,000					11,353,000

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Description of Transaction

On February 27, 2009 Hi-Tech Pharmacal Co., Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals, a Virginia corporation, (“ECR”) and Davis S. Caskey (“Caskey”) to purchase substantially all of the assets of ECR for a purchase price of $5,138,082, of which $1 million was payable at closing and $4,138,082 is payable by two non interest bearing promissory notes due within eight months after closing. ECR is engaged in the distribution of branded prescription pharmaceuticals. These notes may be adjusted to reflect adjustments to the minimum working capital purchased.

In addition to the purchase price, in the event net sales are in excess of $10 million during the three (3) successive twelve month periods following the closing, the Company will pay ECR an amount equal to seven (7%) percent of net sales. The total amount payable to ECR during any twelve month period will not exceed $1,683,333.33. In the event the Company’s gross profits with respect to the ECR products in any of the three (3) successive twelve month periods following closing exceed $9 million, the Company will make additional payments to ECR as follows: (i) in the event the Company’s gross profit in any twelve month period is greater than $9 million but less than $11 million, the Company will pay ECR the sum of $541,667. In the event the Company’s gross profit in any twelve month period is $11 million or more, the Company will pay to ECR the sum of $833,333. In no event will the Company pay in excess of $4 million for the net sales and gross profit earnouts.

The purchased assets include (i) all compounds marketed under the brands Dexpak 6 Day, Dexpak 10 Day and 13 Day, Lodrane 12D, Lodrane 24, Lodrane 24D, Lodrane D Suspension, Bupap, Anaplex, Pneumotussin, Panalgesic and Nasatab; inventory; product packaging and supplies; intellectual property; machinery, equipment, office furniture, fixtures and leasehold improvements; accounts receivable and prepaid expenses; rights under assumed contracts; the business as a going concern and the goodwill associated therewith.

The Agreement contains customary representations, warranties and covenants. The Agreement also provides for mutual indemnification obligations.

The transaction closed on February 27, 2009.

(2) Purchase Price

Total estimated purchase price is summarized as follows:

Amount of cash paid	$1,000,000
Note Payable – due June 26, 2009	2,046,000
Note Payable – due October 26, 2009	2,092,000
Acquisition Expenses	200,000

Total estimated purchase price	$5,338,000

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed:

Assets Acquired:
Accounts receivable	$1,445,000
Inventory	1,265,000
Prepaid expenses & other	146,000
PP&E	96,000
Intangible product rights	3,815,000

Total Assets	6,767,000

Liabilities Assumed:
Accounts Payable and Accrued Expenses	1,429,000

Total Liabilities	$1,429,000

Total Purchase Price	$5,338,000

(3) Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” are related to the following:

(a)	To reflect the funding of the acquisition and the elimination of items not acquired

January 2009
Amount of cash paid for acquisition and acquisition costs	$1,200,000
Assets not acquired in transaction	2,807,000

Total	$4,007,000

To record the notes payable for acquisition	4,138,000

To record the fair value of product rights which will be amortized over its estimated useful life, which is estimated to be 10 years	3,804,000

To eliminate common stock of ECR	100,000
To eliminate additional paid-in capital of ECR	25,061,000
To eliminate deficit of ECR	(21,378,000)

To eliminate liabilities not assumed in the acquisition	558,000

(b)	To eliminate the interest income on assets not acquired

(c)	To record adjustment to income taxes based on the Company’s effective tax rate for the periods presented

(d)	To record amortization of intangible assets acquired over the estimated useful life which is estimated to be ten years

(e)	To eliminate gain on assets sold